SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
December 12, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES
Exhibit Index
Agreement between Environmental Tectonics Corporation and the Department of the Navy, dated December 12, 2007
Press Release, dated December 12, 2007

Item 1.01. Entry into a Material Definitive Agreement.
          On December 12, 2007, Environmental Tectonics Corporation (the “Company”) announced that it had entered into an administrative agreement (the “Agreement”) with the Department of the Navy (the “Government”) whereby the Company established and implemented a program of compliance reviews, audits and reports. A copy of the Agreement is attached hereto and incorporated by reference as Exhibit 10.1. By entering into the Agreement, the suspension imposed upon the Company by the Government has been lifted. The lifting of the suspension is contingent upon the Company’s compliance with the Agreement and the final approval of and compliance with the DOJ Settlement described below.
          In May 2003, the Company filed a certified claim with the Government seeking costs totaling in excess of $5.0 million in connection with a contract for submarine rescue decompression chambers. On June 14, 2007, the Government amended its Answer to the Company’s claim to add counterclaims.
          In late June 2007, the Company reached a tentative settlement, subject to necessary governmental approvals, regarding the Government’s counterclaims, whereby the Company agreed to pay to the Government $3.3 million and transfer the submarine rescue decompression chambers to the Government, at which time the Company would have no further obligations or claims under this contract. In September 2007, at the Government’s request, the Company agreed to increase the amount to be paid to the Government from $3.3 to $3.55 million (the “DOJ Settlement”). In October 2007, the Company transferred the submarine decompression chambers to the Government. The DOJ Settlement is now under review by the Government. It is not known at this time how long the approval process will take and there can be no assurance that the DOJ Settlement will be finalized or approved. In the event that the DOJ Settlement is not approved, the litigation regarding the Government’s counterclaims will continue.
     On October 2, 2007, the Company was suspended by the Government from competing for work from the federal government pursuant to the Federal Acquisition Regulations (“FAR”). Under the FAR, the Company had 30 days from receipt of the suspension notice to submit information and make arguments in opposition to the suspension. On October 10, 2007, the Company met with the Department of the Navy Suspending and Debarring Official to submit information and make arguments in opposition to the suspension. After the October 10, 2007 meeting the Government and the Company entered into discussions in order to determine whether certain contracting practices and procedures could be implemented by the Company so that the Company would be deemed responsible to contract with the federal government. Those discussions concluded with the execution of the Agreement and the lifting of the suspension.
     A copy of the press release announcing the execution of the Agreement and the lifting of the suspension is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURES

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: December 18, 2007	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

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Exhibit Index
Exhibit 10.1 Agreement between Environmental Tectonics Corporation and the Department of the Navy, dated December 12, 2007.
Exhibit 99.1 Press Release, dated December 12, 2007.